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EXHIBIT 11


                              MERCHANTS GROUP, INC.

                         Computation of Income Per Share
                      (in thousands except per share data)


                                                   Three Months              Nine Months
                                                Ended September 30,      Ended September 30,
                                                  1997        1998         1997         1998
                                              ----------   ----------   ----------   ----------
Net income for computing earnings per
  common share - without dilution and
  fully diluted                               $    1,289   $    1,483   $    2,829   $    4,349
                                              ==========   ==========   ==========   ==========

Weighted average number of common shares
  outstanding - without dilution                   2,959        2,900        2,995        2,905
Addition from assumed exercise as of the
  beginning of the period of common stock
  options outstanding as of the end of the
  period, reduced by the number of shares
  assumed to have been repurchased by the
  company with the proceeds from exercise,
  at the average market value per share
  during the period                                    7           11            7           14
                                              ----------   ----------   ----------   ----------
Weighted average number of common shares
  and common share equivalents outstanding,
  basic and diluted                                2,966        2,911        3,002        2,919
                                              ==========   ==========   ==========   ==========

Earnings per share:

  Basic                                       $      .44   $      .51   $      .94   $     1.50
                                              ==========   ==========   ==========   ==========

  Diluted                                     $      .43   $      .51   $      .94   $     1.49
                                              ==========   ==========   ==========   ==========


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